UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

Nara Bancorp, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2007, the Board of Directors of Nara Bancorp, Inc. (the “Company”), the holding company of Nara Bank (the “Bank”), elected Terry Schwakopf, with more than 20 years of experience with the Federal Reserve System, and Scott Yoon-suk Whang, with more than 30 years experience as an entrepreneur and manager in domestic and international sales, as new independent directors of the Company and the Bank, effective immediately.

For their services as a director, Ms. Schwakopf and Mr. Whang will receive compensation under the Company and the Bank’s standard director compensation arrangement.

Ms. Schwakopf and Mr. Whang have no related transaction with the Company or the Bank for which disclosure is required by Item 404(a) of Regulation S-K or Item 404(a) of Regulation S-B, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Nara Bancorp, Inc. dated October 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: October 31, 2007	/s/ Alvin D. Kang
Alvin D. Kang Executive Vice President and Chief Financial Officer

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